Exhibit 10.3

Execution Version

PROMISSORY NOTE

$12,000,000.00	December 12, 2025

FOR VALUE RECEIVED, UINTA INFRASTRUCTURE GROUP CORP., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of ENDEAVOR CAPITAL, LLC, a limited liability company organized under the laws of the State of Utah (together with his successors and assigns, “Lender”), the principal amount of Twelve Million and 00/100 Dollars ($12,000,000.00), or so much thereof as may have been advanced by Lender to Borrower in accordance with the terms and conditions of this Promissory Note (together with all amendments, modifications, supplements, renewals, consolidations and extensions thereof, this “Note”), together with interest thereon as set forth below, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

1. Definitions. Any capitalized terms not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below). As used herein, the following terms have the meanings set forth below:

“Default Rate” means a rate of eighteen percent (10%) per annum, which shall not be compounded, plus a five percent (5%) penalty to be paid by Borrower for late payments.

“Event of Default” means each of the following: (a) the Borrower shall default in any payment of principal when and as due (whether by maturity, by reason of acceleration or otherwise); (b) the Borrower shall be in default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest or any other obligation not covered in clause (a), and such default continues for a period of three (3) days; (c) the Borrower shall default in the performance or observance of any covenant or agreement contained in this Note and such default shall continue for a period of thirty (30) days after the earlier of (i) the Lender’s delivery of written notice thereof to the Borrower and (ii) an officer of the Borrower having obtained knowledge thereof; (d) the occurrence or happening of any event, condition or circumstances that has had, or with the passage of time could be reasonably be expected to have a material adverse effect on the business, assets and prospects of the Borrower or the Property; (e) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or (f) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) consecutive days.

“Final Payment” means the final payment due on the Maturity Date of all unpaid principal, interest, charges and other amounts due under this Note.

“Maturity Date” means March ___, 2026.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of August 12, 2024, by and among Integrated Rail and Resources Acquisition Corp., a Delaware corporation, Uinta Integrated Infrastructure Inc., a Delaware corporation, Uinta Integrated Infrastructure Holdings, Inc., a Delaware corporation, RR Integration Merger Co., a Delaware corporation, RRG Merger LLC, a Delaware limited liability company, Tar Sands Holdings II, LLC, a Utah limited liability company, and Endeavor Capital Group, LLC (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger dated November 8, 2024, that certain Second Amendment to Agreement and Plan of Merger dated December 31, 2024, that certain Waiver to Agreement and Plan of Merger dated April 30, 2025, that certain Third Amendment to Agreement and Plan of Merger dated May 14, 2025, that certain Fourth Amendment to Agreement and Plan of Merger dated July 14, 2025, that certain Fifth Amendment to Agreement and Plan of Merger dated September 15, 2025, and that certain Sixth Amendment to Agreement and Plan of Merger dated December 12, 2025.

“Note Rate” means a rate of zero percent (0%) per annum.

“Payment” means the Final Payment and/or any other payment required to be made by Borrower pursuant to this Note.

“Term” means the period commencing on the date hereof and ending on the Maturity Date.

2. Rate of Interest. Interest on funds advanced hereunder shall from and after the date hereof until the Maturity Date, accrue at the Note Rate. In addition, in the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by applicable law, overdue interest in respect of the Loan, shall each accrue interest at the Default Rate.

3. Payments.

(a) The Final Payment shall be due and payable in full on the Maturity Date.

(b) Except as otherwise specifically provided herein, all payments and prepayments under this Note shall be made to Lender not later than 4:00 P.M., Eastern Time, on the date when due and shall be made in lawful money of the United States of America by wire transfer of immediately available funds at Lender’s office or at such other place or to such other party or parties as Lender may from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(c) Prior to an Event of Default hereunder, all payments shall be applied first to fees and other actual out-of-pocket costs due Lender, then to interest on the outstanding principal balance at the Note Rate and any remaining balance then shall be applied to reduction of principal. Subsequent to an Event of Default, Lender shall be entitled to allocate all Payment(s) received by Lender to principal, interest, fees and/or charges in such order as Lender may reasonably elect.

(d) Whenever any Payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the interest due hereunder.

(e) All payments made on this Note shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim, reduction, deferral, abatement or rescission, free and clear of, and without deduction for, any taxes, fees or other charges of any nature whatsoever, except as otherwise expressly set forth herein.

4. Collection and Enforcement Costs. Borrower, upon written demand, shall pay Lender for all actual out-of-pocket costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees) paid or incurred by Lender in connection with the collection of any sum due or the enforcement of any of Lender’s rights or remedies or Borrower’s obligations under this Note.

5. Continuing Liability. The obligation of Borrower to pay the outstanding principal balance under this Note, interest and all other sums due hereunder shall continue in full force and effect and in no way be impaired until the actual payment thereof to Lender.

6. Waivers.

(a) No provision in this Note (including, without limitation, the provisions for interest at the Default Rate) shall be construed as in any way excusing Borrower from its obligation to make each Payment under this Note promptly when due. The acceptance by Lender of any Payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding Payment(s) or to declare a default as herein provided for any failure to so pay. The acceptance by Lender of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not, without the express written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (i) constitute a waiver of the right to exercise any of Lender’s remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

(b) Borrower and any future indorsers, sureties and guarantors hereof, jointly and severally, waive diligence, presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default or “Event of Default” as are required hereby, if any), or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender. Borrower and all future indorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, indorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder. The release of any party liable hereon shall not operate to release any other party liable hereon.

(c) Lender shall not, by any act of omission or commission, be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

(d) To the maximum extent permitted by applicable law, Borrower hereby waives and renounces for itself and for its heirs, successors and assigns all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, right of setoff and recoupment, and exemption now provided, or that hereafter may be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

7. Affirmative Covenants. Until all of the obligations under this Note have been fully paid and indefeasibly satisfied:

(a) the Borrower will comply in all material respects with the requirements of all Laws;

(b) the Borrower will preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation;

(c) the Borrower will maintain, preserve and protect all of its properties and assets, including the Property and not commit or permit any waste or deterioration of the Property;

(d) the Borrower shall maintain adequate insurance with respect the Property with financially sound and reputable insurance companies in an amount equal to or not materially less than what is currently in existence covering against loss or damage customarily insured against by Persons engaged in the same or similar business and owning assets and properties similar to that owned by the Borrower; and

(d) the Borrower will promptly after becoming aware provide the Lender notice of: (i) any Event of Default Lender or the occurrence of any fact, condition or event that with the passage of time could reasonably give rise to an Event of Default or an inability to satisfy the Note on or before the Maturity Date; (ii) the filing of any Lien; (iii) any claim, violation, investigation or litigation relating to the Borrower or the Property; and (iv) any casualty or other insured damage to the Property or commencement of any action or proceeding for the taking of any interest in the Property under power of eminent domain or by condemnation or if any material portion of the Property is damaged or destroyed;

(e) the Borrower will not create, incur, assume or suffer to existing any Indebtedness without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed), other than (i) Indebtedness under this Note, (ii) trade payables, taxes and accruals incurred in the ordinary course of business and which, individually or in the aggregate are not material or for which the Borrower has the ability to pay within 30 days; or (iii) unsecured indebtedness subordinated in writing, to the obligations under this Notes upon terms satisfactory to the Lender; and

(f) the Borrower shall promptly provide the Lender with information about the Borrower and the Property as may be requested by the Lender from time to time and take such actions and execute such instruments as may be reasonably requested in order to further the covenants and agreements set forth herein and contemplated hereby.

8. Negative Covenants. Until all of the obligations under this Note have been fully paid and indefeasibly satisfied:

(a) the Borrower will not create, incur, assume, or suffer to exist any Lien, upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income other than Liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established;

(b) the Borrower will not convey, transfer, license, lease (including any sale and leaseback transaction) or otherwise dispose of (whether in one transaction or in a series of transactions) any portion of its properties or assets (whether now owned or hereafter acquired) to any Person without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed), except as expressly permitted by this Agreement;

(c) the Borrower will not merge, dissolve, liquidate, consolidate with or into another Person;

(d) the Borrower will maintain good and marketable title to the Property and not create, incur or suffer to existing any Lien or other encumbrance, document or interest to be recorded covering, either in whole or in part, the Property;

(e) the Borrower will not enter into any transaction of any kind with any Affiliate of the Borrower, without the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed); and

(f) the Borrower will not enter into any contractual obligation (other than this Note) that purports to do or undertake to do any of the foregoing.

9. Right of First Refusal. Except as otherwise permitted by this Agreement, until all of the obligations under this Note have been fully paid and satisfied, if Borrower receives a bona fide third-party offer to purchase, transfer, exchange, distribute, assign or otherwise dispose in any manner the Real Property described on Exhibit A to Debtor's Deed, dated May 9, 2013 pursuant to the Order Approving the Auction Sale of the Debtors' Assets to the Highest Bidders of the United States Bankruptcy Court for the District of Utah entered April 5, 2013 (ECF #503) together with any appurtenances, gas, oil, mineral, other all other surface and subsurface rights and interests with respect to such Real Property (the “Property”), Borrower must provide Lender with written notice of the offer’s terms. Lender shall have thirty (30) days from receipt of such notice to exercise its right to purchase the Property on substantially the same terms. If Lender fails to exercise this right, Borrower may sell the Property to the third-party offeror on terms no less favorable to Borrower than those set forth in the notice. The Borrower consents to the recordation of evidence of the ROFR in the real estate records relating to the Property.

10. Unsecured Note. This Note and the obligations of Borrower hereunder are secured by the Confession of Judgment, attached hereto as Exhibit A (the “Confession”), but otherwise unsecured.

11. Default and Acceleration. The Loan shall, without notice, become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due (giving effect to applicable notice and grace periods provided for in the Loan Agreement) or if not paid on the Maturity Date or on the happening of any other Event of Default and the Lender shall have the right to record the Confession in addition to exercising any right, remedy, power and privilege arising under this Note, the Confession or applicable Law.

12. Notices. Any notice, payment, demand or other communication required or permitted to be given by any provision of this Note shall be in writing and shall be given in the manner provided in the Merger Agreement.

13. Entire Agreement. This Note constitute the parties’ entire agreement with respect to the subject matter hereof and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof or thereof.

14. No Oral Changes. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

15. Interest Rate Limitation. Borrower and Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Utah. In the event Lender collects monies that are deemed to constitute interest that would have the effect of increasing the effective interest rate under this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Utah, the rate of interest of this Note shall be deemed to be immediately reduced to such maximum permitted rate and all sums previously collected shall, at the option of Lender, be credited to the payment of principal due hereunder or returned to Borrower.

16. No Assignment. This Note may not be assigned by Borrower unless Lender consents, in writing, to such assignment or assumption.

17. Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns.

18. Choice of Law. This Note, the rights of the parties hereunder and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed in accordance with the laws of the State of Utah without reference to conflict of laws doctrines. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Note, and the parties waive any and all objections that they may have related thereto.

19. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Note shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

20. Exempted Transaction. Borrower agrees that (i) the payment obligations evidenced by this Note are exempted transactions under the Truth in Lending Act 15 USC § 1601, et seq.; (ii) the proceeds of the indebtedness evidenced by this Note will not be used for the purchase of registered equity securities within the purview of Regulation “U” issued by the Board of Governors of the Federal Reserve System; and (iii) on the Maturity Date, Lender shall not have any obligation to refinance the indebtedness evidenced by this Note or to extend further credit to Borrower.

21. WAIVER OF JURY TRIAL. Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any legal proceeding directly or indirectly arising out of relating to this Note or the transactions contemplated hereby (whether based on contract, tort, or any other theory) and acknowledges that the lender has been induced to enter into this note by, among other things, the waiver contained in this section.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

UINTA GROUP CORP.,
a Delaware corporation

By:	/s/ Mark A. Michel
Name:	Mark A. Michel
Title:	Director

[Signature Page to Promissory Note]

EXHIBIT A